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
VAN KAMPEN SERIES FUND, INC.
Rule 10f-3 Transactions
(Purchase of Securities by Portfolio From an Underwriting Syndicate in which an Affiliate is a Member)
April 1, 1999 through June 30, 1999

                       Date of
Portfolio (Buyer)      Offering            Security               Shares


Aggressive Equity      05/03/99   The Goldman Sachs Group, Inc.    22,300
                       05/05/99   Destia Communications Inc.          400
                       05/07/99   Media Metrix                      1,300
                       05/07/99   NETObjects                        6,500
                       05/12/99   Copper Mountain Networks          1,200
                       05/19/99   Clear Channel Communications, I  20,600
                       05/25/99   DLJ Direct                        3,100


Asian Growth           05/25/99   Korea Telecom                    95,000


Emerging Markets       05/25/99   Korea Telecom                    76,100
                       06/07/99   Amdocs Ltd.                      56,300


Equity Growth          04/29/99   Marimba                             200
                       04/29/99   Mpath Interactive                   400
                       05/03/99   The Goldman Sachs Group, Inc.     3,900
                       05/05/99   Destia Communications Inc.          100
                       05/07/99   Media Metrix                        200
                       05/07/99   NETObjects                        1,100
                       05/11/99   Wesco International               4,200
                       05/12/99   Copper Mountain Networks            200
                       05/19/99   Clear Channel Communications, I   2,200
                       05/24/99   Brocade Communications Systems      200
                       05/25/99   DLJ Direct                          500
                       06/02/99   IXL Enterprises, Inc.               800




All Transactions were completed in accordance with rule 10f-3







                Price Per        Total                       % of OfferingUnderwriter or Dealer
                Share            Value                       Purchased    from Whom Purchased


                $53.00           1,181,900                   0.037%       Goldman Sachs
                 10.00               4,000                   0.006        CS First Boston
                 17.00              22,100                   0.043        Donaldson, Lufkin & Jenrette
                 12.00              78,000                   0.108        Alex Brown & Sons
                 21.00              25,200                   0.030        Dain Bosworth
                 70.63           1,454,978                   0.103        Smith Barney
                 20.00              62,000                   0.019        Merrill Lynch


                $27.56          $2,618,200                   0.105%       Daewoo Securities


                $27.56          $2,097,316                   0.084%       Daewoo Securities
                 22.44           1,263,231                   0.282        Goldman Sachs


                $20.00              $4,000                   0.500%       CS First Boston
                 18.00               7,200                   0.010        Thomas Weisel Partner
                 53.00             206,700                   0.007        Goldman Sachs
                 10.00               1,000                   0.002        CS First Boston
                 17.00               3,400                   0.007        Donaldson, Lufkin & Jenrette
                 12.00              13,200                   0.018        Alex Brown & Sons
                 18.00              75,600                   0.043        Furman Selz
                 21.00              4,200                    0.005        Dain Bosworth
                 70.63            155,375                    0.011        Montgomery Securities
                 19.00              3,800                    0.006        Dain Bosworth
                 20.00             10,000                    0.003        Smith Barney
                 12.00              9,600                    0.013        Cowen & Company

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